Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the WesBanco, Inc. KSOP of our reports dated March 10, 2009, with respect to the consolidated financial statements of WesBanco, Inc., and the effectiveness of internal control over financial reporting of WesBanco, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
April 24, 2009